Exhibit 4.5

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of June 26, 2014 and entered into by and among Cenveo, Inc., a Colorado corporation (“Holdings”), Cenveo Corporation, a Delaware corporation (the “Borrower”), certain other Subsidiaries of Holdings that become party hereto from time to time as Guarantors, Bank of America, N.A. (“Bank of America”), as administrative agent for the holders of the Revolving Credit Obligations (as defined below) (together with its permitted successors and assigns, the “Revolving Credit Collateral Agent”), and The Bank of New York Mellon (“BNY Mellon”), as collateral agent for the holders of the Fixed Asset Obligations (as defined below) (together with its permitted successors and assigns, the “Fixed Asset Collateral Agent”).  Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below or, if not otherwise defined, the Revolving Credit Agreement (as such term is defined below) or, if not otherwise defined in Section 1 below or in the Revolving Credit Agreement, the Indenture (as such term is defined below), as the case may be.

RECITALS

The Borrower, Holdings, the lenders and agents party thereto and the Revolving Credit Collateral Agent have entered into that certain asset-based revolving credit agreement, dated as of April 16, 2013, providing a revolving credit and letter of credit facility to the Borrower (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Revolving Credit Agreement”);

The Borrower, the Guarantors, the Fixed Asset Collateral Agent and BNY Mellon, as trustee (in such capacity and together with its successors and assigns, the “Trustee”), are party to an indenture in connection with the Notes (as defined below), dated as of the date hereof (as amended, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time, the “Indenture”);

Each of the Revolving Credit Collateral Agent and the Fixed Asset Collateral Agent desires to agree to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“ABL Collateral” means the following assets of the Borrower and the Guarantors:  (a) all Accounts Receivable (except to the extent constituting proceeds of Equipment, real property or Intellectual Property or evidencing any intercompany loans); (b) all Inventory; (c) all Instruments, Payment Intangibles, Chattel Paper and other contracts, in each case, evidencing, or substituted for, any Accounts Receivable referred to in clause (a) above; (d) all guarantees, letters of credit, security and other credit enhancements in each case for the Accounts Receivable referred to in clause (a) above; (e) all Documents for any Inventory referred to in clause (b) above; (f) all Commercial Tort Claims and General Intangibles (other than Intellectual Property and Capital Stock) to the extent relating to any of the Accounts Receivable referred to in clause (a) above or Inventory; (g) all Deposit Accounts, Securities Accounts (including all cash and other funds on deposit therein, except any such account which holds solely identifiable proceeds of the Fixed Asset Priority Collateral, including the Fixed Asset Priority Collateral Proceeds Account) and Investment Property (excluding any Capital Stock); (h) all tax refunds; (i) all Supporting Obligations, Documents and books and records relating to any of the foregoing; and (j) all substitutions, replacements, accessions, products or Proceeds (including, without limitation, insurance proceeds) of any of the foregoing; provided, however, that to the extent that identifiable Proceeds of Fixed Asset Priority Collateral are deposited or held in any Deposit Accounts or Securities Accounts that constitute ABL Collateral after an Enforcement Notice, then (as provided in Section 3.5 below) such Collateral or other identifiable Proceeds shall be treated as Fixed Asset Priority Collateral for purposes of this Agreement.  Terms used in this definition and not otherwise defined herein shall have the meanings given to such terms in the UCC or the PPSA, as applicable.

“Access Acceptance Notice” has the meaning assigned to that term in Section 3.3(b).

“Access Period” means for each parcel of Mortgaged Premises the period, after the commencement of an Enforcement Period, which begins on the day that the Revolving Credit Collateral Agent provides the Fixed Asset Collateral Agent with the notice of its election to request access to any Mortgaged Premises pursuant to Section 3.3(b) below and ends on the earliest of (i) the 180th day after the Revolving Credit Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Collateral located on such Mortgaged Premises following a Collateral Enforcement Action plus such number of days, if any, after the Revolving Credit Collateral Agent obtains access to such Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, (ii) the date on which all or substantially all of the ABL Collateral located on such Mortgaged Premises is sold, collected or liquidated, (iii) the date on which the Discharge of Revolving Credit Obligations occurs and (iv) the date on which the Revolving Credit Default or the Fixed Asset Default that was the subject of the applicable Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Credit Collateral Agent or the Fixed Asset Collateral Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Document.

“Accounts Receivable” means (i) all “Accounts,” as such term is defined in the UCC or PPSA and (ii) all other rights to payment of money or funds, whether or not earned by performance, (a) for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) owed by a credit card issuer or by a credit card processor resulting from purchases by customers using credit or debit cards issued by such issuer in connection with the transactions described in clauses (a) and (b) above, whether such rights to payment constitute Payment Intangibles, Letter-of-Credit Rights or any other classification of property, or are evidenced in whole or in part by Instruments, Chattel Paper, General Intangibles or Documents.  Terms used in this definition and not otherwise defined herein shall have the meanings given to such terms in the UCC or the PPSA, as applicable.

“Additional Pari Passu Fixed Asset Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Fixed Asset Obligations pursuant to any Additional Pari Passu Fixed Asset Agreement, it being understood and agreed that no Additional Pari Passu Fixed Asset Agent (if other than the Fixed Asset Collateral Agent) shall hold directly any Lien on Collateral.

“Additional Pari Passu Fixed Asset Agreement” means the indenture, credit agreement, note purchase agreement or other agreement under which any Additional Pari Passu Fixed Asset Obligations are incurred.

“Additional Pari Passu Fixed Asset Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is permitted by the terms of the Revolving Credit Agreement and the Indenture to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Notes Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Fixed Asset Agent, for and on behalf of the holders of such Indebtedness, has executed a joinder agreement to the Fixed Asset Security Agreement in the form attached thereto agreeing on behalf of itself and such holders to (i) be bound by the terms of this Agreement applicable to them, (ii) appoint the Fixed Asset Collateral Agent to act as their collateral agent and representative hereunder and thereunder and (iii) be bound by the pari passu intercreditor provisions contained in the Fixed Asset Collateral Documents entered into in connection with the Indenture (which provisions are binding on the Fixed Asset Secured Parties only).  “Additional Pari Passu Fixed Asset Obligations” shall include all Post-Petition Interest with respect to any Additional Pari Passu Fixed Asset Agreement.

“Affiliate” means, as applied to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the Person specified.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means each of the Bankruptcy Code, any similar federal, state, provincial, territorial or foreign laws, rules or regulations for the relief of debtors or any reorganization, insolvency, moratorium or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally.

“Borrower” has the meaning given to such term in the Preamble of this Agreement.

“BNY Mellon” has the meaning assigned to that term in the Preamble of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Revolving Credit Collateral Agent’s office is located, Fixed Asset Collateral Agent’s principal corporate trust office is located, Stamford, Connecticut or New York, New York.

“Canadian Grantor” means the Grantors that are organized under the laws of Canada or any province or territory thereof.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Claimholders” means, collectively, the Revolving Credit Claimholders and the Fixed Asset Claimholders.

“Collateral” means all of the assets and property now owned or at any time hereafter acquired by any Grantor, whether real, personal or mixed, constituting either Revolving Credit Collateral or Fixed Asset Collateral.

“Collateral Agents” means, collectively, (i) the Revolving Credit Collateral Agent and (ii) the Fixed Asset Collateral Agent.

“Collateral Enforcement Action” means, collectively or individually for one or more of the Collateral Agents, when a Revolving Credit Default or Fixed Asset Default, as the case may be, has occurred and is continuing, whether or not in consultation with any other Collateral Agent, any action by any Collateral Agent to repossess or join any Person in repossessing, or exercise or join any Person in exercising, or institute or maintain or participate in any action or proceeding with respect to, any remedies with respect to any Collateral or commence the judicial enforcement of any of the rights and remedies under the Credit Documents or under any applicable law, but in all cases (i) including, without limitation, (a) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Credit Document or otherwise, (b) exercising any right of set-off with respect to any Credit Party or (c) exercising any remedy under any Deposit Account Control Agreement (as defined in the Revolving Credit Agreement), Dominion Account (as defined in the Revolving Credit Agreement), Landlord Lien Waiver and Access Agreement (as defined in the Revolving Credit Agreement) or similar agreement or arrangement and (ii) excluding the imposition of a default rate or late fee; provided, that notwithstanding anything to the contrary in the foregoing, (y) the exercise of rights or remedies by the Revolving Credit Collateral Agent under any Deposit Account Control Agreement or Dominion Account during a Liquidity Period (as defined in the Revolving Credit Agreement) shall not constitute a Collateral Enforcement Action under this Agreement and (z) the collection and application of monies deposited from time to time in any Fixed Asset Priority Collateral Proceeds Account against the Fixed Asset Obligations pursuant to the provisions of the Fixed Asset Documents shall not constitute a Collateral Enforcement Action under this Agreement.

“Contingent Obligations” means at any time, any indemnification or other similar contingent obligations which are not then due and owing at the time of determination.

“Copyright License” means any written agreement, now or hereinafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor, (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 10 to the Fixed Asset Security Agreement for such Grantor, as such schedule may be supplemented from time to time.

“Credit Documents” means, collectively, the Revolving Credit Documents and the Fixed Asset Documents.

“Credit Party” means each Revolving Credit Party and each Fixed Asset Credit Party.

“Deposit Account” as defined in the UCC (or, with respect to any Canadian Grantor, the meaning given to the term “account” in the PPSA).

“Discharge of Fixed Asset Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)           (i) payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under the Fixed Asset Documents and constituting Fixed Asset Obligations;

(ii) payment in full in cash of all other Fixed Asset Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(iii) termination or expiration of all commitments, if any, to extend credit that would constitute Fixed Asset Obligations; or

(b)           solely in the case of Notes Obligations or, to the extent applicable, any series of Additional Pari Passu Fixed Asset Obligations, satisfaction and discharge of the Indenture or the Additional Pari Passu Fixed Asset Agreement with respect to such series of Additional Pari Passu Fixed Asset Obligations, respectively, in accordance with terms of the Indenture or such Additional Pari Passu Fixed Asset Obligations Agreement, respectively.

 “Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)           payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under the Revolving Credit Documents and constituting Revolving Credit Obligations;

(b)           payment in full in cash of all other Revolving Credit Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(c)           termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations; and

(d)           termination of all letters of credit issued under the Revolving Credit Documents and constituting Revolving Credit Obligations or providing cash collateral or backstop letters of credit reasonably acceptable to the Revolving Credit Collateral Agent in an amount equal to 103% of the applicable outstanding reimbursement obligation (in a manner reasonably satisfactory to the Revolving Credit Collateral Agent).

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Documents” as defined in the UCC (or, with respect to any Canadian Grantor, the meaning given to the term “document of title” in the PPSA).

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Fixed Asset Default has occurred and is continuing, by either (a) in the case of a Revolving Credit Default, the Revolving Credit Collateral Agent to the Fixed Asset Collateral Agent or (b) in the case of a Fixed Asset Default, the Fixed Asset Collateral Agent to the Revolving Credit Collateral Agent, in each case, announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations or the Fixed Asset Obligations, as applicable.

“Enforcement Period” means the period of time following the receipt by the Revolving Credit Collateral Agent or the Fixed Asset Collateral Agent, as the case may be, of an Enforcement Notice until the earliest of (i) in the case of an Enforcement Period commenced by the Fixed Asset Collateral Agent, the Discharge of Fixed Asset Obligations, (ii) in the case of an Enforcement Period commenced by the Revolving Credit Collateral Agent, the Discharge of Revolving Credit Obligations, (iii) the Revolving Credit Collateral Agent or the Fixed Asset Collateral Agent (as applicable) agrees in writing to terminate its Enforcement Period, or (iv) the date on which the Revolving Credit Default or the Fixed Asset Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Credit Collateral Agent or the Fixed Asset Collateral Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Documents.

“Fixed Asset Claimholders” means, at any relevant time, the holders of Fixed Asset Obligations at that time, including the Fixed Asset Collateral Agent.

“Fixed Asset Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, that is or is intended under the terms of the Fixed Asset Collateral Documents to be subject to Liens in favor of the Fixed Asset Collateral Agent for the benefit of the Fixed Asset Secured Parties.

“Fixed Asset Collateral Agent” has the meaning set forth in the Preamble to this Agreement and shall include any successor thereto as well as any Person designated as the “Fixed Asset Collateral Agent,” “Notes Collateral Agent” or “Collateral Agent” under the Indenture or any Additional Pari Passu Fixed Asset Agreement.

“Fixed Asset Collateral Documents” means the Fixed Asset Security Agreement, the Fixed Asset Mortgages, all other “Security Documents” as defined in the Indenture and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the Indenture or any Additional Pari Passu Fixed Asset Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Fixed Asset Credit Parties” means the Borrower, Holdings, the other Guarantors and each other direct or indirect Subsidiary or parent of Holdings or any of its Affiliates that is now or hereafter becomes a party to any Fixed Asset Document.

“Fixed Asset Default” means an “Event of Default” or equivalent term (as defined in any of the Fixed Asset Documents).

“Fixed Asset DIP Financing” has the meaning assigned to that term in Section 6.1(b).

“Fixed Asset Documents” means the Indenture, the Notes, each Additional Pari Passu Fixed Asset Agreement, the Fixed Asset Collateral Documents and those other ancillary agreements as to which the Fixed Asset Collateral Agent or any other Fixed Asset Secured Party is a party or a beneficiary (including any intercreditor or joinder agreements) and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Fixed Asset Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the Fixed Asset Collateral Agent, the Trustee or any Additional Pari Passu Fixed Asset Agent, in connection with any of the foregoing or any Fixed Asset Document, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

 “Fixed Asset Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Fixed Asset Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.

“Fixed Asset Obligations” means the Notes Obligations and the Additional Pari Passu Fixed Asset Obligations.  “Fixed Asset Obligations” shall include all Post-Petition Interest with respect to Fixed Asset Documents.

“Fixed Asset Priority Collateral” means all Fixed Asset Collateral other than to the extent constituting ABL Collateral.

“Fixed Asset Priority Collateral Proceeds Account” means one or more Deposit Accounts or Securities Accounts holding only the identifiable proceeds of any Fixed Asset Priority Collateral and the proceeds or investment thereof.

“Fixed Asset Secured Parties” means the Secured Parties (as defined in the Fixed Asset Security Agreement).

“Fixed Asset Security Agreement” means the Senior Notes Pledge and Security Agreement, dated as of the date hereof, among the Borrower, each of the other grantors from time to time party thereto and the Fixed Asset Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Fixed Asset Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“General Intangible” as defined in the UCC (or, with respect to any Canadian Grantor, the meaning given to the term “intangible” in the PPSA).

“Grantors” means the Borrower, Holdings, each other Guarantor and each other Person that has or may from time to time hereafter execute and deliver a Fixed Asset Collateral Document or a Revolving Credit Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Guarantor” means, collectively, each “Guarantor” as defined in the Indenture and the Revolving Credit Agreement.

“Holder” means the “Holders” as defined in the Indenture and any holders of Additional Pari Passu Fixed Asset Obligations.

“Holdings” has the meaning set forth in the Preamble to this Agreement.

“Indebtedness” means “Indebtedness” within the meaning of the Indenture or the Revolving Credit Agreement, as applicable.

“Indenture” has the meaning given to such term in the recitals of this Agreement including, for the avoidance of doubt, any Refinancing of the Indenture in effect on the Issue Date.

“Insolvency or Liquidation Proceeding” means:

(a)           any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;

(b)           any other voluntary or involuntary insolvency, reorganization, winding-up or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets (other than any merger, amalgamation, arrangement, consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to of the terms of each Revolving Credit Agreement and the Indenture);

(c)           any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any merger, amalgamation, arrangement, consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of each Revolving Credit Agreement and the Indenture);

(d)           any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt or other property of any Grantor;

(e)           any case or proceeding seeking the entry of an order of relief or the appointment of a custodian, receiver, interim receiver, monitor, trustee or other similar proceeding with respect to any Grantor or any property or Indebtedness of any Grantor; or

(f)           any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, goodwill, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense as to which any Grantor is now or hereafter a party.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Mortgaged Premises” means any material real property which shall now or hereafter be subject to a Fixed Asset Mortgage.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Notes” means (a) the initial $540,000,000 in aggregate principal amount of 6.000% Senior Priority Secured Notes due 2019  issued by the Borrower pursuant to the Indenture and (b) any additional notes issued under the Indenture by the Borrower, to the extent permitted by the Indenture and the Revolving Credit Agreement, in each case, including, for the avoidance of doubt, any Indebtedness incurred or issued by the Borrower that Refinances any of the foregoing.

“Notes Obligations” means all “Obligations” (as such term is defined in the Indenture) of the Borrower and the Guarantors in respect of the Notes, the Guarantees (as such term is defined in the Indenture), the Indenture and the Security Documents (as such term is defined in the Indenture). “Notes Obligations” shall include all Post-Petition Interest with respect to the Indenture, the Notes or the Guarantees (as such term is defined in the Indenture).

“Notice of Occupancy” has the meaning assigned to that term in Section 3.3(b).

“Obligations” means the Revolving Credit Obligations and the Fixed Asset Obligations.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all right, title and interest of any Person in and to all of the following, whether now owned or hereafter acquired:

(a)           all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including all such patents, registrations, recordings and applications of the Grantors described on Schedule 8 to the Fixed Asset Security Agreement, as such schedule may be supplemented from time to time; and

(b)           all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof and the inventions disclosed or claimed therein, including the right to make, use, sell and/or offer to sell the inventions disclosed or claimed therein.

“Payment Intangible” as defined in the UCC (or, with respect to any Canadian Grantor, the meaning given to the term “intangible” in the PPSA).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Fixed Asset Documents or the Revolving Credit Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created under any of the Credit Documents on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (of Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Priority Collateral” means, with respect to the Revolving Credit Claimholders, all ABL Collateral, and with respect to the Fixed Asset Claimholders, all Fixed Asset Priority Collateral.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement, including, for the avoidance of doubt, any Refinancing of the Revolving Credit Agreement in effect on the date hereof.

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the “Secured Parties” as defined in the Revolving Security Agreement.

“Revolving Credit Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Revolving Credit Obligations.

“Revolving Credit Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Revolving Credit Collateral Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement).

“Revolving Credit Documents” means the Revolving Credit Agreement and the other Loan Documents (as defined in the Revolving Credit Agreement), any Secured Bank Product Obligation (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Revolving Credit Obligations” means all “Obligations” (as defined in the Revolving Credit Agreement) and other obligations of every nature of each Grantor from time to time owed to any Revolving Credit Claimholder or any other respective Affiliates under the Revolving Credit Documents, whether for principal, interest, reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise. “Revolving Credit Obligations” shall include all Post-Petition Interest with respect to Revolving Credit Documents.

“Revolving Credit Party” means each “Loan Party” as defined in the Revolving Credit Agreement.

“Revolving Credit Standstill Period” has the meaning set forth in Section 3.2(a)(1).

“Revolving DIP Financing” has the meaning assigned to that term in Section 6.1(a).

“Revolving Security Agreement” means the Pledge and Security Agreement, dated as of April 16, 2013, among the Borrower, each of the other grantors from time to time party thereto and Bank of America, N.A., as collateral agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Securities Account” as defined in the UCC.

“STA” means the Securities Transfer Act, 2006 (Ontario), or to the extent applicable, similar legislation of any other jurisdiction, as amended from time to time.

“Supporting Obligations” as defined in the UCC.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now or hereafter owned by any Grantor, (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including, without limitation, those listed on Schedule 9 to the Fixed Asset Security Agreement, as such schedule may be supplemented from time to time, (b) all goodwill associated therewith and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of any Collateral Agent’s or any secured party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.2. Terms Generally.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise:

(a)           any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended in accordance with the terms of this Agreement (including in connection with any Refinancing);

(b)           any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)           the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)           all references herein to Sections shall be construed to refer to Sections of this Agreement;

(e)           all references to terms defined in the UCC or the PPSA, as applicable, shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Relative Priorities.  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Fixed Asset Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, the PPSA or any other applicable law or the Revolving Credit Documents or the Fixed Asset Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Fixed Asset Obligations or any other circumstance whatsoever, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, and the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, hereby each agrees that:

(a)           any Lien of the Revolving Credit Collateral Agent on the ABL Collateral, whether now or hereafter held by or on behalf of the Revolving Credit Collateral Agent or any Revolving Credit Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the ABL Collateral securing any Fixed Asset Obligations; and

(b)           any Lien of the Fixed Asset Collateral Agent on the Fixed Asset Priority Collateral, whether now or hereafter held by or on behalf of the Fixed Asset Collateral Agent, any Fixed Asset Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Fixed Asset Priority Collateral securing any Revolving Credit Obligations.

2.2. Prohibition on Contesting Liens.  The Fixed Asset Collateral Agent, for itself and on behalf of each Fixed Asset Claimholder, and the Revolving Credit Collateral Agent, for itself and on behalf of each Revolving Credit Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders, any of the Fixed Asset Claimholders in the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Revolving Credit Claimholder or Fixed Asset Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2.

2.3. No New Liens.  Until the Discharge of Revolving Credit Obligations and the Discharge of Fixed Asset Obligations shall have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, the parties hereto acknowledge and agree that it is their intention that:

(a)           there shall be no Liens on any asset or property to secure any Fixed Asset Obligation unless a Lien on such asset or property also secures the Revolving Credit Obligations; and

(b)           there shall be no  Liens on any asset or property of any Grantor to secure any Revolving Credit Obligations unless a Lien on such asset or property also secures the Fixed Asset Obligations.

To the extent any additional Liens are granted on any asset or property as described above, the priority of such additional Liens shall be determined in accordance with Section 2.1.  In addition, to the extent that Liens are granted on any asset or property to secure any Fixed Asset Obligation or Revolving Credit Obligation, as applicable, and a corresponding Lien is not granted to secure the Revolving Credit Obligations or Fixed Asset Obligations, as applicable, without limiting any other rights and remedies available hereunder, the Revolving Credit Collateral Agent, on behalf of the Revolving Credit Claimholders and the Fixed Asset Collateral Agent, on behalf of the Fixed Asset Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4. Similar Liens and Agreements.  The parties hereto agree that it is their intention that the Revolving Credit Collateral and the Fixed Asset Collateral be identical.  In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a)           upon request by the Revolving Credit Collateral Agent or the Fixed Asset Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral and the Fixed Asset Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Documents and the Fixed Asset Documents; and

(b)           that the Revolving Credit Collateral Documents, taken as a whole, and the Fixed Asset Collateral Documents, taken as a whole, shall be in all material respects the same forms of documents other than with respect to differences to reflect the nature of the financial arrangements and the relative lien priorities securing the Obligations thereunder with respect to the Fixed Asset Priority Collateral and the ABL Collateral as reflected in this Agreement.

SECTION 3. Enforcement.

3.1. Exercise of Remedies – Restrictions on Fixed Asset Collateral Agent.

(a) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Fixed Asset Collateral Agent and the Fixed Asset Claimholders:

(1) will not exercise or seek to exercise any rights or remedies with respect to any ABL Collateral (including the exercise of any right of setoff or any right under any lockbox agreement or any control agreement with respect to Deposit Accounts or Securities Accounts) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Fixed Asset Collateral Agent or any Person authorized by it may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of:  (A) the date on which the Fixed Asset Collateral Agent declared the existence of a Fixed Asset Default and demanded the repayment of all the principal amount of Fixed Asset Obligations; and (B) the date on which the Revolving Credit Collateral Agent received notice from the Fixed Asset Collateral Agent of such declaration of a Fixed Asset Default (the “Fixed Asset Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Fixed Asset Collateral Agent or any Fixed Asset Claimholder exercise any rights or remedies with respect to the ABL Collateral if, notwithstanding the expiration of the Fixed Asset Standstill Period, the Revolving Credit Collateral Agent or Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Fixed Asset Collateral Agent) or shall be stayed under applicable law from exercising such rights and remedies;

(2) will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any other exercise by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder of any rights and remedies relating to the ABL Collateral, whether under the Revolving Credit Documents or otherwise; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders from bringing or pursuing any Collateral Enforcement Action;

provided, however, that, in the case of clauses (1), (2) and (3) above, the Liens granted to secure the Fixed Asset Obligations of the Fixed Asset Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Section 2.

(b) Until the Discharge of Revolving Credit Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Collateral by the respective Grantors after a Revolving Credit Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Collateral (including, without limitation, exercising remedies under Deposit Account Control Agreements and Dominion Accounts) without any consultation with or the consent of the Fixed Asset Collateral Agent or any Fixed Asset Claimholder; provided, however, that the Lien securing the Fixed Asset Obligations shall remain on the Proceeds (other than those properly applied to the Revolving Credit Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2.  In exercising rights and remedies with respect to the ABL Collateral, the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC or the PPSA and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.  The Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, agrees that it will not seek, and hereby waives any right, to have any ABL Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

(c) Notwithstanding the foregoing, the Fixed Asset Collateral Agent and any Fixed Asset Claimholder may:

(1) file a claim, proof of claim or statement of interest with respect to the Fixed Asset Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2) take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the ABL Collateral, or the rights of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders to exercise remedies in respect thereof;

(3) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Fixed Asset Claimholders, including any claims secured by the ABL Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5) vote on any plan of reorganization or similar dispositive proposed plan or arrangement, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Fixed Asset Obligations and the Fixed Asset Priority Collateral; and

(6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Fixed Asset Standstill Period to the extent permitted by Section 3.1(a)(1).

The Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, agrees that it will not take or receive any ABL Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement.  Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a) and 6.3(c)(1) and this Section 3.1(c), the sole right of the Fixed Asset Collateral Agent and the Fixed Asset Claimholders with respect to the ABL Collateral is to hold a Lien on such Collateral pursuant to the Fixed Asset Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred.

(d) Subject to Sections 3.1(a) and (c) and Section 6.3(c)(1):

(1) the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, agrees that it will not, except as not prohibited herein, take any action that would hinder any exercise of remedies under the Revolving Credit Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Collateral, whether by foreclosure or otherwise;

(2) the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, hereby waives any and all rights it or the Fixed Asset Claimholders may have as a junior lien creditor with respect to the ABL Collateral or otherwise to object to the manner in which the Revolving Credit Collateral Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens on the ABL Collateral securing the Revolving Credit Obligations granted in any of the Revolving Credit Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Credit Collateral Agent or Revolving Credit Claimholders is adverse to the interest of the Fixed Asset Claimholders; and

(3) the Fixed Asset Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Fixed Asset Collateral Documents or any other Fixed Asset Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders with respect to the ABL Collateral as set forth in this Agreement and the Revolving Credit Documents.

(e) Except as otherwise specifically set forth in this Agreement, the Fixed Asset Collateral Agent and the Fixed Asset Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Fixed Asset Priority Collateral, in each case, in accordance with the terms of the applicable Fixed Asset Documents and applicable law; provided, however, that in the event that any Fixed Asset Claimholder becomes a judgment Lien creditor in respect of ABL Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Fixed Asset Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Fixed Asset Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Fixed Asset Collateral Agent or any Fixed Asset Claimholders of payments of interest, principal and other amounts owed in respect of the applicable Fixed Asset Obligations so long as such receipt is not the direct or indirect result of the exercise by the Fixed Asset Collateral Agent or any Fixed Asset Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Credit Collateral Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Documents, other than with respect to the Fixed Asset Priority Collateral solely to the extent expressly provided herein.

3.2. Exercise of Remedies – Restrictions on Revolving Credit Collateral Agent.

(a) Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Fixed Asset Priority Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Revolving Credit Collateral Agent may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and may exercise any or all such other rights or remedies after the passage of a period of at least 180 days has elapsed since the later of  (A) the date on which the Revolving Credit Collateral Agent declared the existence of any Revolving Credit Default and demanded the repayment of all the principal amount of any Revolving Credit Obligations and (B) the date on which the Fixed Asset Collateral Agent received notice from the Revolving Credit Collateral Agent of such declaration of a Revolving Credit Default (the “Revolving Credit Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Revolving Credit Collateral Agent or any Revolving Credit Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the Fixed Asset Priority Collateral if, notwithstanding the expiration of the Revolving Credit Standstill Period, the Fixed Asset Collateral Agent shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Revolving Credit Collateral Agent) or shall be stayed under applicable law from exercising such rights and remedies;

(2) will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by the Fixed Asset Collateral Agent or any Fixed Asset Claimholder or any other exercise by a Fixed Asset Collateral Agent or any Fixed Asset Claimholder of any rights and remedies relating to the Fixed Asset Priority Collateral, whether under the Fixed Asset Documents or otherwise; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by the Fixed Asset Collateral Agent or Fixed Asset Claimholders from bringing or pursuing any Collateral Enforcement Action;

provided, however, that in the case of clauses (1), (2) and (3) above, the Liens granted to secure the Revolving Credit Obligations of the Revolving Credit Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Section 2.

(b) Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Fixed Asset Collateral Agent and the Fixed Asset Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Fixed Asset Priority Collateral by the respective Grantors after a Fixed Asset Default) make determinations regarding the release, disposition, or restrictions with respect to the Fixed Asset Priority Collateral without any consultation with or the consent of the Revolving Credit Collateral Agent or any Revolving Credit Claimholder; provided, however, that the Lien securing the Revolving Credit Obligations shall remain on the Proceeds (other than those properly applied to the Fixed Asset Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2.  In exercising rights and remedies with respect to the Fixed Asset Priority Collateral, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Fixed Asset Collateral Agent and the Fixed Asset Claimholders may enforce the provisions of the Fixed Asset Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Fixed Asset Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC or the PPSA and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Revolving Credit Collateral Agent and any Revolving Credit Claimholder may:

(1) file a claim, proof of claim or statement of interest with respect to the Revolving Credit Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2) take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the Fixed Asset Priority Collateral, or the rights of the Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders to exercise remedies in respect thereof;

(3) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Revolving Credit Claimholders, including any claims secured by the Fixed Asset Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or

Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5) vote on any plan of reorganization or arrangement, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Credit Obligations and the ABL Collateral; and

(6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Revolving Credit Standstill Period to the extent permitted by Section 3.2(a)(1).

The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will not take or receive any Fixed Asset Priority Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement.  Without limiting the generality of the foregoing, unless and until the Discharge of Fixed Asset Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.3, 3.4 and 6.3(c)(2) and this Section 3.2(c), the sole right of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders with respect to the Fixed Asset Priority Collateral is to hold a Lien on such Collateral pursuant to the Revolving Credit Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Fixed Asset Obligations has occurred.

(d) Subject to Sections 3.2(a) and (c) and Sections 3.3 and 6.3(c)(2):

(1) the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will not, except as not prohibited herein, take any action that would hinder any exercise of remedies under the Fixed Asset Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Fixed Asset Priority Collateral, whether by foreclosure or otherwise;

(2) the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby waives any and all rights it or the Revolving Credit Claimholders may have as a junior lien creditor with respect to the Fixed Asset Priority Collateral or otherwise to object to the manner in which the Fixed Asset Collateral Agent or the Fixed Asset Claimholders seek to enforce or collect the Fixed Asset Obligations or the Liens on the Fixed Asset Priority Collateral securing the Fixed Asset Obligations granted in any of the Fixed Asset Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Fixed Asset Collateral Agent or the Fixed Asset Claimholders is adverse to the interest of the Revolving Credit Claimholders; and

(3) the Revolving Credit Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Revolving Credit Collateral Documents or any other Revolving Credit Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Fixed Asset Collateral Agent or the Fixed Asset Claimholders with respect to the Fixed Asset Priority Collateral as set forth in this Agreement and the Fixed Asset Documents.

(e) Except as otherwise specifically set forth in Sections 3.2(a) and (d), Section 3.5 and Section 5, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may

exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Collateral, in each case, in accordance with the terms of the Revolving Credit Documents and applicable law; provided, however, that in the event that any Revolving Credit Claimholder becomes a judgment Lien creditor in respect of Fixed Asset Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Revolving Credit Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Fixed Asset Obligations) as the other Liens securing the Revolving Credit Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Revolving Credit Collateral Agent or any Revolving Credit Claimholders of payments of interest, principal and other amounts owed in respect of the Revolving Credit Obligations so long as such receipt is not the direct or indirect result of the exercise by the Revolving Credit Collateral Agent or any Revolving Credit Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Fixed Asset Collateral Agent or the Fixed Asset Claimholders may have against the Grantors under the Fixed Asset Documents, other than with respect to the ABL Collateral solely to the extent expressly provided herein.

3.3. Exercise of Remedies – Collateral Access Rights.

(a) The Revolving Credit Collateral Agent and the Fixed Asset Collateral Agent agree not to commence any Collateral Enforcement Action until an Enforcement Notice has been given to the other Collateral Agents.  Subject to the provisions of Sections 3.1 and 3.2 above, any Collateral Agent may join in any judicial proceedings commenced by any other Collateral Agent to enforce Liens on the Collateral, provided that no Collateral Agent, nor the Revolving Credit Claimholders or the Fixed Asset Claimholders, as the case may be, shall interfere with the Collateral Enforcement Actions of the other with respect to Collateral in which such party has the priority Lien in accordance herewith.

(b) If the Fixed Asset Collateral Agent, or any agent or representative of the Fixed Asset Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises, the Fixed Asset Collateral Agent shall promptly notify the Revolving Credit Collateral Agent of that fact (such notice, a “Notice of Occupancy”) and the Revolving Credit Collateral Agent shall, within ten (10) Business Days thereafter, notify the Fixed Asset Collateral Agent as to whether the Revolving Credit Collateral Agent desires to exercise access rights under this Agreement (such notice, an “Access Acceptance Notice”), at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Collateral Agent’s exercise of such access rights; provided, that it is understood and agreed that the Fixed Asset Collateral Agent shall obtain possession or physical control of the Mortgaged Premises in the manner provided in the applicable Fixed Asset Collateral Documents and in the manner provided herein.  Access rights may apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period may apply to each such property.  In the event that the Revolving Credit Collateral Agent elects to exercise its access rights as provided in this Agreement, the Fixed Asset Collateral Agent agrees, for itself and on behalf of the Fixed Asset Claimholders, that in the event that any Fixed Asset Claimholder exercises its rights to sell or otherwise dispose of any Mortgaged Premises, whether before or after the delivery of a Notice of Occupancy to the Revolving Credit Collateral Agent, the Fixed Asset Collateral Agent shall (i) provide access rights to the Revolving Credit Collateral Agent for the duration of the Access Period in accordance with this Agreement and (ii) if such a sale or other disposition occurs prior to the Revolving Credit Collateral Agent delivering an Access Acceptance Notice during the time period provided therefor, or if applicable, the expiration of the applicable Access Period, shall request that the purchaser or other transferee of such Mortgaged Premises agree to provide the Revolving Credit Collateral Agent the opportunity to exercise its access rights, and upon delivery of an Access Acceptance Notice to such purchaser or transferee, continued access rights to the Revolving Credit Collateral Agent for the duration of the applicable Access Period, in the manner and to the extent required by this Agreement.

(c) Upon delivery of notice to the Fixed Asset Collateral Agent as provided in Section 3.3(b), the Access Period shall commence for the subject parcel of Mortgaged Premises.  During the Access Period, the Revolving Credit Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Fixed Asset Collateral for the purpose of arranging for and effecting the sale or disposition of ABL Collateral, including the production, completion, packaging and other preparation of such ABL Collateral for sale or disposition.  During any such Access Period, the Revolving Credit Collateral Agent and its agents, representatives and designees (and Persons employed on their respective behalves), may continue to operate, service, maintain, process and sell the ABL Collateral, as well as to engage in bulk sales of ABL Collateral.  The Revolving Credit Collateral Agent shall take proper care of any Fixed Asset Priority Collateral that is used by the Revolving Credit Collateral Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the Revolving Credit Collateral Agent or its agents, representatives or designees and the Revolving Credit Collateral Agent shall comply with all applicable laws in connection with its use or occupancy of the Fixed Asset Priority Collateral.  The Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall (to the extent that there are sufficient available proceeds of ABL Collateral for the purposes of paying such indemnity) indemnify and hold harmless the Fixed Asset Collateral Agent and the Fixed Asset Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control.  The Revolving Credit Collateral Agent and the Fixed Asset Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Fixed Asset Collateral Agent to show the Fixed Asset Priority Collateral to prospective purchasers and to ready the Fixed Asset Priority Collateral for sale.

(d) If any order or injunction is issued or stay is granted which prohibits the Revolving Credit Collateral Agent from exercising any of its rights hereunder, then at the Revolving Credit Collateral Agent’s option, the Access Period granted to the Revolving Credit Collateral Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3.  If the Fixed Asset Collateral Agent shall foreclose or otherwise sell any of the Fixed Asset Priority Collateral, the Fixed Asset Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Fixed Asset Priority Collateral subject to the terms of this Agreement.

3.4. Exercise of Remedies – Intellectual Property Rights/Access to Information.  The Fixed Asset Collateral Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the Revolving Credit Collateral Agent and its agents, representatives and designees (a) a royalty free, rent free non-exclusive license and lease to use all of the Fixed Asset Priority Collateral constituting Intellectual Property, to complete the sale of inventory and (b) a royalty free non-exclusive license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property, in each case, at any time in connection with its Collateral Enforcement Action; provided, however, the royalty free, rent free non-exclusive license and lease granted in clause (a) shall immediately expire upon the sale, lease, transfer or other disposition of all such inventory.

3.5. Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds.

(a) The Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, acknowledges and agrees that, to the extent the Revolving Credit Collateral Agent or any Revolving Credit Claimholder exercises its rights of setoff against any Grantors’ Deposit Accounts or Securities Accounts that contain identifiable Proceeds of Fixed Asset Priority Collateral, a percentage of the amount of such setoff equal to the percentage that such Proceeds bear to the total amount on deposit in or credited to the balance of such Deposit Accounts or Securities Accounts shall be deemed to constitute Fixed Asset Priority Collateral, which amount shall be held and distributed pursuant to Section 4.3; provided, however that the foregoing shall not apply to any setoff by the Revolving Credit Collateral Agent against any ABL Collateral to the extent applied to the payment of Revolving Credit Obligations.

(b) The Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, also agrees that prior to an issuance of an Enforcement Notice, all funds deposited in an account subject to a Deposit Account Control Agreement or a Dominion Account (in each case as defined in the Revolving Credit Agreement) that constitute ABL Collateral and then applied to the Revolving Credit Obligations shall be treated as ABL Collateral and, unless the Revolving Credit Collateral Agent has actual knowledge to the contrary, any claim that payments made to the Revolving Credit Collateral Agent through the Deposit Accounts and Securities Accounts that are subject to such Deposit Account Control Agreements or Dominion Accounts, respectively, are Proceeds of or otherwise constitute Fixed Asset Priority Collateral are waived by the Fixed Asset Collateral Agent and the Fixed Asset Claimholders.

(c) The Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, and the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, further agree that prior to an issuance of an Enforcement Notice, any Proceeds of Collateral, whether or not deposited in an account subject to a deposit account control agreement or a securities account control agreement, shall not (as between the Collateral Agents, the Revolving Credit Claimholders and the Fixed Asset Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral.

SECTION 4. Payments.

4.1. Application of Proceeds.

(a) So long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder, shall be applied by the Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Documents.  Upon the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall deliver to the Fixed Asset Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Fixed Asset Collateral Agent to the Fixed Asset Obligations in such order as specified in the relevant Fixed Asset Documents.

(b) So long as the Discharge of Fixed Asset Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Fixed Asset Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Fixed Asset Collateral Agent or any Fixed Asset Claimholder, shall be applied by the Fixed Asset Collateral Agent to the Fixed Asset Obligations in such order as specified in the relevant Fixed Asset Documents.  Upon the Discharge of Fixed Asset Obligations, the Fixed Asset Collateral Agent shall deliver to the Revolving Credit Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Documents.

4.2. Payments Over in Violation of Agreement.  So long as neither the Discharge of Revolving Credit Obligations nor the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by any Collateral Agent or any Fixed Asset Claimholders or Revolving Credit Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Collateral Agent for the benefit of the Fixed Asset Claimholders or the Revolving Credit Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Each Collateral Agent is hereby authorized by the other Collateral Agent to make any such endorsements as agent for the other Collateral Agent or any Fixed Asset Claimholders or Revolving Credit Claimholders, as the case may be.  This authorization is coupled with an interest and is irrevocable until the Discharge of Revolving Credit Obligations and Discharge of Fixed Asset Obligations.

4.3. Application of Payments.  Subject to the other terms of this Agreement, all payments received by (a) the Revolving Credit Collateral Agent or the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Documents and (b) the Fixed Asset Collateral Agent or the Fixed Asset Claimholders may be applied, reversed and reapplied, in whole or in part, to the Fixed Asset Obligations.

4.4. Reinstatement.

(a) To the extent any payment with respect to any Revolving Credit Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be and is avoided as a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Fixed Asset Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Revolving Credit Claimholders and the Fixed Asset Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred.  To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Revolving Credit Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Revolving Credit Claimholders and the Fixed Asset Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Revolving Credit Obligations.”

(b) To the extent any payment with respect to any Fixed Asset Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be and is avoided as a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Revolving Credit Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Fixed Asset Claimholders and the Revolving Credit Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred.  To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Fixed Asset Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Fixed Asset Claimholders and the Revolving Credit Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Fixed Asset Obligations.”

SECTION 5. Other Agreements.

5.1. Releases.

(a) (i)  If in connection with the exercise of the Revolving Credit Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.1, the Revolving Credit Collateral Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the ABL Collateral, then the Liens, if any, of the Fixed Asset Collateral Agent, for itself or for the benefit of the Fixed Asset Claimholders, on the ABL Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released.  The Fixed Asset Collateral Agent, for itself or on behalf of the Fixed Asset Claimholders, promptly shall execute and deliver to the Revolving Credit Collateral Agent or such Grantor such termination statements, financing change statements, releases and other documents as the Revolving Credit Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

                          (ii)If in connection with the exercise of the Fixed Asset Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.2, the Fixed Asset Collateral Agent, for itself or on behalf of any of the Fixed Asset Claimholders, releases any of its Liens on any part of the Fixed Asset Priority Collateral, then the Liens, if any, of the Revolving Credit Collateral Agent, for itself or for the benefit of the Revolving Credit Claimholders, on the Fixed Asset Priority Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released.  The Revolving Credit Collateral Agent, for itself or on behalf of any such Revolving Credit Claimholders, promptly shall execute and deliver to the Fixed Asset Collateral Agent or such Grantor such termination statements, financing change statements, releases and other documents as the Fixed Asset Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the Revolving Credit Documents and the Fixed Asset Documents (other than in connection with the exercise of the respective Collateral Agent’s rights and remedies in respect of their Priority Collateral as provided for in Sections 3.1 and 3.2), (i) the Revolving Credit Collateral Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the ABL Collateral, in each case other than (A) in connection with the Discharge of Revolving Credit Obligations or (B) after the occurrence and during the continuance of a Fixed Asset Default, then the Liens, if any, of the Fixed Asset Collateral Agent, for itself or for the benefit of the Fixed Asset Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Fixed Asset Collateral Agent, for itself or on behalf of any of the Fixed Asset Claimholders, releases any of its Liens on any part of the Fixed Asset Priority Collateral, in each case other than (A) in connection with the Discharge of Fixed Asset Obligations or (B) after the occurrence and during the continuance of a Revolving Credit Default, then the Liens, if any, of the Revolving Credit Collateral Agent, for itself or for the benefit of the Revolving Credit Claimholders, on such Collateral (or, if such Collateral includes the Capital Stock of any Subsidiary, the Liens on Collateral owned by such Subsidiary) shall be automatically, unconditionally and simultaneously released.  The Revolving Credit Collateral Agent and the Fixed Asset Collateral Agent, each for itself and on behalf of any such Revolving Credit Claimholders or Fixed Asset

Claimholders, as the case may be, promptly shall execute and deliver to the other Collateral Agents or such Grantor such termination statements, financing change statements, releases and other documents as the other Collateral Agents or such Grantor may reasonably request to effectively confirm such release.

(c) Until the Discharge of Revolving Credit Obligations and Discharge of Fixed Asset Obligations shall occur, the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, and the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, as the case may be, hereby irrevocably constitutes and appoints the other Collateral Agents and any officer or agent of any other Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such other Collateral Agent or such holder or in such Collateral Agent’s own name, from time to time in such Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.  Neither Collateral Agent shall have any liability with respect to any action taken by the other Collateral Agent or any officer or agent of the other Collateral Agent pursuant to such appointment.

(d) Until the Discharge of Revolving Credit Obligations and Discharge of Fixed Asset Obligations shall occur, to the extent that the Collateral Agents or the Revolving Credit Claimholders or the Fixed Asset Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then each other Collateral Agent, for itself and for the Revolving Credit Claimholders or Fixed Asset Claimholders, as the case may be, shall be granted a Lien on any such Collateral, subject to the lien priority provisions of this Agreement.

5.2. Insurance.

(a) Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Documents, the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders agrees, that (i) in accordance with the terms of the applicable Credit Documents, the Revolving Credit Collateral Agent shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the terms of the applicable Credit Documents, all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the Revolving Credit Documents shall be paid to the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations are outstanding, and subject to the rights of the Grantors under the Fixed Asset Documents, to the Fixed Asset Collateral Agent for the benefit of the Fixed Asset Claimholders to the extent required under the Fixed Asset Collateral Documents and then, to the extent no Fixed Asset Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Fixed Asset Collateral Agent or any Fixed Asset Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Revolving Credit Collateral Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of Fixed Asset Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Fixed Asset Documents, the Revolving Credit

Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that (i) in accordance with the terms of the applicable Credit Documents, the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Fixed Asset Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the terms of the applicable Credit Documents, all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the Fixed Asset Documents shall be paid to the Fixed Asset Collateral Agent for the benefit of the Fixed Asset Claimholders pursuant to the terms of the Fixed Asset Documents and thereafter, to the extent no Fixed Asset Obligations are outstanding, and subject to the rights of the Grantors under the Revolving Credit Documents, to the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders to the extent required under the Revolving Credit Collateral Documents and then, to the extent no Revolving Credit Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) in accordance with the terms of the applicable Credit Documents, if the Revolving Credit Collateral Agent or any Revolving Credit Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Fixed Asset Collateral Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, the Collateral Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.  To the extent any Proceeds are received for business interruption or for any liability or indemnification and those Proceeds are not compensation for a casualty loss with respect to the Fixed Asset Priority Collateral, such Proceeds shall first be applied to repay the Revolving Credit Obligations (to the extent required pursuant to the Revolving Credit Agreement) and then be applied, to the extent required by the Fixed Asset Documents, to the Fixed Asset Obligations.

5.3. Amendments to Revolving Credit Documents and Fixed Asset Documents; Refinancing.

(a) The Fixed Asset Documents may be amended, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms, and the Indenture and each Additional Pari Passu Fixed Asset Agreement may be Refinanced, in each case, without notice to, or the consent of, the Revolving Credit Collateral Agent or the Revolving Credit Claimholders, all without affecting the lien priorities or other provisions of this Agreement; provided, however, that any such Refinancing shall comply with Section 5.5 and shall not contravene any provision of this Agreement.

(b) The Revolving Credit Documents may be amended, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms, and the Revolving Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Fixed Asset Collateral Agent or the Fixed Asset Claimholders, all without affecting the lien priorities or other provisions of this Agreement; provided, however, that any such Refinancing shall comply with Section 5.5 and shall not contravene any provision of this Agreement.

(c) On or after any Refinancing, and the receipt of notice thereof, which notice shall include the identity of an new or replacement Collateral Agent or other agent serving the same or similar function, each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such new or replacement

Collateral Agent may reasonably request in order to provide to such new or replacement Collateral Agent the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

(d) The Revolving Credit Collateral Agent and the Fixed Asset Collateral Agent shall each use good faith efforts to notify the other parties hereto of any written amendment or modification to any Revolving Credit Loan Document or any Fixed Asset Document, as applicable, but the failure to do so shall not create a cause of action against or give rise to any liability for the party failing to give such notice or create any claim or right on behalf of any third party.

5.4. Bailees for Perfection.

(a) Each Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or the PPSA (such Collateral being the “Pledged Collateral”) as collateral agent for the Revolving Credit Claimholders or the Fixed Asset Claimholders, as the case may be, and as bailee for the other Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Documents and the Fixed Asset Documents, respectively, subject to the terms and conditions of this Section 5.4.

(b) No Collateral Agent shall have any obligation whatsoever to the other Collateral Agents, to any Revolving Credit Claimholder, or to any Fixed Asset Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4.  The duties or responsibilities of the respective Collateral Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations or Discharge of Fixed Asset Obligations, as the case may be, as provided in paragraph (d) below.

(c) No Collateral Agent acting pursuant to this Section 5.4 shall have by reason of the Revolving Credit Documents, the Fixed Asset Documents, this Agreement or any other document a fiduciary relationship in respect of the other Collateral Agent, or any Revolving Credit Claimholders or any Fixed Asset Claimholders.

(d) Upon the Discharge of Revolving Credit Obligations or the Discharge of Fixed Asset Obligations, as the case may be, the Collateral Agent under the debt facility or indenture which has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements and without recourse or warranty, first, to the other Collateral Agent (for the avoidance of doubt, in the case of the Discharge of Revolving Credit Obligations, to the Fixed Asset Collateral Agent) to the extent the other Obligations (other than Contingent Obligations) remain outstanding, and second, to the applicable Grantor to the extent no Revolving Credit Obligations or Fixed Asset Obligations, as the case may be, remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral).  Each Collateral Agent further agrees, to the extent that any other Obligations (other than applicable Contingent Obligations) remain outstanding, to take all other commercially reasonable action as shall be reasonably requested by any other Collateral Agent, at the sole cost and expense of the Credit Parties, to permit such other Collateral Agent to obtain, for the benefit of the Revolving Credit Claimholders or Fixed Asset Claimholders, as applicable, a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(e) Subject to the terms of this Agreement, (i) so long as the Discharge of Revolving Credit Obligations has not occurred, the Revolving Credit Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Documents, but only to the extent that such Collateral constitutes ABL Collateral, as if the Liens of the Fixed Asset Collateral Agent and Fixed Asset Claimholders did not exist and (ii) so long as the Discharge of Fixed Asset Obligations has not occurred, the Fixed Asset Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Fixed Asset Documents, but only to the extent that such Collateral constitutes Fixed Asset Priority Collateral, as if the Liens of the Revolving Credit Collateral Agent and Revolving Credit Claimholders did not exist.  In furtherance of the foregoing, promptly following the Discharge of Revolving Credit Obligations, unless a New Debt Notice in respect of new Revolving Credit Documents shall have been delivered as provided in Section 5.5 below, the Revolving Credit Collateral Agent hereby agrees to deliver, at the cost and expense of the Credit Parties, to each bank and securities intermediary, if any, that is counterparty to a deposit account control agreement or securities account control agreement, as applicable, written notice as contemplated in such deposit account control agreement or securities account control agreement, as applicable, directing such bank or securities intermediary, as applicable, to comply with the instructions of the Fixed Asset Collateral Agent, unless the Discharge of Fixed Asset Obligations has occurred (as certified to the Revolving Credit Collateral Agent by the Borrower), in which case, such deposit account control agreement or securities account control agreement, as the case may be, shall be terminated.

(f) Notwithstanding anything in this Agreement to the contrary:

(1) each of the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that any requirement under any Revolving Credit Collateral Document that any Grantor deliver any Collateral that constitutes Fixed Asset Priority Collateral to the Revolving Credit Collateral Agent, or that requires any Grantor to vest the Revolving Credit Collateral Agent with possession or “control” (as defined in the UCC or in the manner provided for in the STA) of any Collateral that constitutes Fixed Asset Priority Collateral, in each case, shall be deemed satisfied to the extent that, prior to the Discharge of Fixed Asset Obligations (other than Contingent Obligations), such Collateral is delivered to the Fixed Asset Collateral Agent, or the Fixed Asset Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC or the STA, as applicable, control may be given concurrently to the Revolving Credit Collateral Agent and the Fixed Asset Collateral Agent) “control,” in each case, subject to the provisions of this Section 5.4; and

(2) the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, agrees that any requirement under any Fixed Asset Collateral Document that any Grantor deliver any Collateral that constitutes ABL Collateral to the Fixed Asset Collateral Agent, or that requires any Grantor to vest the Fixed Asset Collateral Agent with possession or “control” (as defined in the UCC or in the manner provided for in the STA) of any Collateral that constitutes ABL Collateral, in each case, shall be deemed satisfied to the extent that, prior to the Discharge of Revolving Credit Obligations (other than Contingent Obligations), such Collateral is delivered to the Revolving Credit Collateral Agent, or the Revolving Credit Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC or STA, as applicable, control may be given concurrently to the Fixed Asset Collateral Agent and the Revolving Credit Collateral Agent) “control,” in each case, subject to the provisions of this Section 5.4.

(g) The parties hereto further agree that to the extent the Revolving Credit Collateral Agent is specified as the lienholder on the certificates of title with respect to any Motor Vehicles (as defined in the Fixed Asset Security Agreement) of any Grantor, then (including for the purposes of the applicable state certificate of title laws and any other applicable laws) the Revolving Credit Collateral Agent shall act as agent for both the Revolving Credit Claimholders and the Fixed Asset Claimholders in order to perfect and secure both the Revolving Credit Obligations and the Fixed Asset Obligations, provided that, notwithstanding that there may be only one lienholder noted on such certificate of title for such purposes, the priorities as between the rights of the Revolving Credit Claimholders and the Fixed Asset Claimholders shall be as if there were two separate Liens, subject to the priorities and other terms of this Agreement.  In furtherance of the foregoing, (i) the Fixed Asset Collateral Agent hereby appoints the Revolving Credit Collateral Agent as its collateral agent for the limited purpose of acting as the agent on behalf of the Fixed Asset Claimholders with respect to the applicable Motor Vehicles solely for purposes of perfecting the Liens of such parties on such Motor Vehicles and releasing such Liens when required by the terms of the Fixed Asset Documents and (ii) in order to secure the prompt payment and performance of the Fixed Asset Obligations, each Grantor hereby grants to the Revolving Credit Collateral Agent, as agent for the Fixed Asset Claimholders, a security interest in all right, title and interest of such Grantor in, to and under all Motor Vehicles and, for purposes of Section 5.4(a), all Deposit Accounts and Securities Accounts (other than any Fixed Asset Priority Collateral Proceeds Account), whether now owned or hereafter acquired by such Grantor.  Such grant creates a security interest wholly separate from the security interest in such Motor Vehicles and such Deposit Accounts and Securities Account granted to the Revolving Credit Collateral Agent in the Revolving Credit Documents as security for the Revolving Credit Obligations. The duties or responsibilities of the Revolving Credit Collateral Agent under this Section 5.4(g) shall be limited solely to holding (either itself or through its appointment of a custodian or agent) a Lien on such Motor Vehicles (and releasing such Lien), or the Deposit Accounts and Securities Accounts, as applicable, as agent in accordance with this Section 5.4(g).

5.5. When Discharge of Revolving Credit Obligations and Discharge of Fixed Asset Obligations Deemed to Not Have Occurred.  If in connection with the Discharge of Revolving Credit Obligations or the Discharge of Fixed Asset Obligations, the Borrower substantially concurrently enters into any Refinancing of any Revolving Credit Obligation or Fixed Asset Obligation as the case may be, which Refinancing is permitted by both the Fixed Asset Documents and the Revolving Credit Documents, in each case, to the extent such documents will remain in effect following such Refinancing, then such Discharge of Revolving Credit Obligations or the Discharge of Fixed Asset Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken pursuant to this Agreement as a result of the occurrence of such Discharge of Revolving Credit Obligations or Discharge of Fixed Asset Obligations, as applicable) and, from and after the date on which the New Debt Notice is delivered to the appropriate Collateral Agents in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations or Fixed Asset Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Collateral Agent or Fixed Asset Collateral Agent, as the case may be, under such new Revolving Credit Documents or new Fixed Asset Documents shall be the Revolving Credit Collateral Agent or a Fixed Asset Collateral Agent for all purposes of this Agreement.  Upon receipt of a notice (the “New Debt Notice”) stating that the Borrower has entered into new Revolving Credit Documents or new Fixed Asset Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent (such agent, the “New Agent”)), the other Collateral Agents shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral (that is Fixed Asset Priority Collateral, in the case of a New Agent that is the agent under any new Fixed Asset Documents or that is ABL Collateral, in the case of a New Agent that is the agent under any new Revolving Credit Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral).  The New Agent shall agree in a writing addressed to the other Collateral

Agents for the benefit of the Revolving Credit Claimholders or the Fixed Asset Claimholders, as the case may be, to be bound by the terms of this Agreement.  If the new Revolving Credit Obligations under the new Revolving Credit Documents or the new Fixed Asset Obligations under the new Fixed Asset Documents are secured by assets of the Grantors constituting Collateral that do not also secure the other Obligations, then the other Obligations shall be secured at such time by a Lien on such assets to the same extent provided in the Revolving Credit Documents, Fixed Asset Collateral Documents and this Agreement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1. Finance Issues.

(a) Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) that consists of ABL Collateral on which the Revolving Credit Collateral Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the Revolving Credit Claimholders or any other Person, under Section 364 of the Bankruptcy Code (or any similar provision of any Bankruptcy Law) that is to be secured by the ABL Collateral (a “Revolving DIP Financing”) then the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, agrees that it will raise no objection to such Cash Collateral use or Revolving DIP Financing so long as such Cash Collateral use or Revolving DIP Financing meet the following requirements:  (i) the Fixed Asset Collateral Agent and the Fixed Asset Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the Revolving DIP Financing that are materially prejudicial to their interests in the Fixed Asset Priority Collateral, and (ii) the terms of the Revolving DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Revolving DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to the occurrence of an Event of Default under the Revolving DIP Financing documentation or Cash Collateral order and (C) do not require that any Lien of the Fixed Asset Collateral Agent on the Fixed Asset Priority Collateral be subordinated to or pari passu with the Lien on the Fixed Asset Priority Collateral securing such Revolving DIP Financing.  To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such Revolving DIP Financing which meets the requirements of clauses (i) and (ii) above, the Fixed Asset Collateral Agent will subordinate its Liens in the ABL Collateral (to the same extent subordinated to such ABL Collateral) to the Liens securing such Revolving DIP Financing (and all Obligations relating thereto), provided, however, that the Fixed Asset Collateral Agent may request adequate protection under Section 361 of the Bankruptcy Code in respect of such subordinated Liens in a manner that is consistent with Section 6.3.

(b) Until the Discharge of Fixed Asset Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Fixed Asset Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) that consists of Fixed Asset Priority Collateral (if any) on which the Fixed Asset Collateral Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the Fixed Asset Claimholders or any other Person, under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law that is to be secured by the Fixed Asset Priority Collateral (a “Fixed Asset DIP Financing”) then each Revolving Credit Collateral Agent, on behalf of itself and the applicable Revolving Credit Claimholders, agrees that it will raise no objection to such Cash Collateral use or Fixed Asset DIP Financing so long as such Cash Collateral use or Fixed Asset DIP Financing meet the following requirements:  (i) the Revolving Credit Collateral Agents and the Revolving Credit Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the

Fixed Asset DIP Financing that are materially prejudicial to their interests in the ABL Collateral, and (ii) the terms of the Fixed Asset DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Fixed Asset DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to the occurrence of an Event of Default under the Fixed Asset DIP Financing documentation or Cash Collateral order and (C) do not require that any Lien of the Revolving Credit Collateral Agents on the ABL Collateral be subordinated to or pari passu with the Lien on the ABL Collateral securing such Fixed Asset DIP Financing.  To the extent the Liens securing the Fixed Asset Obligations are subordinated to or pari passu with such Fixed Asset DIP Financing which meets the requirements of clauses (i) and (ii) above, each Revolving Credit Collateral Agent will subordinate its Liens in the Fixed Asset Priority Collateral (to the same extent subordinated to such Fixed Asset Priority Collateral) to the Liens securing such Fixed Asset DIP Financing (and all Obligations relating thereto), all adequate protection Liens granted to the Revolving Credit Claimholders, and any “carve out” from Collateral for professional and United States Trustee fees that has been agreed to by the Fixed Asset Collateral Agent, provided, however, that the Revolving Credit Collateral Agent may request adequate protection under Section 361 of the Bankruptcy Code (or any similar provision of any applicable Bankruptcy Law) in respect of such subordinated Liens in a manner that is consistent with Section 6.3.

6.2. Relief from the Automatic Stay.

(a) Until the Discharge of Revolving Credit Obligations has occurred, the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Collateral for the purpose of exercising remedies with respect to the Fixed Asset Obligations, without the prior written consent of the Revolving Credit Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the bankruptcy court.

(b) Until the Discharge of Fixed Asset Obligations has occurred, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Fixed Asset Priority Collateral for the purpose of exercising remedies with respect to the Revolving Credit Obligations (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Fixed Asset Collateral Agent, or (ii) object to any motion by the Fixed Asset Collateral Agent seeking relief from the automatic stay or any other stay in an Insolvency or Liquidation Proceeding in respect of the Collateral for the purpose of exercising remedies with respect to the Fixed Asset Obligations.

6.3. Adequate Protection.

(a) The Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders for adequate protection with respect to the ABL Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Revolving Credit Collateral and (B) if such additional assets or property shall also constitute Fixed Asset Priority Collateral, (i) a Lien shall also have been created in favor of the Fixed Asset Claimholders in respect of such Collateral and (ii) the Lien in favor of the Revolving Credit

Claimholders shall be subordinated to the Lien in favor of the Fixed Asset Claimholders to the extent set forth in this Agreement; or

(2) any objection by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders to any motion, relief, action or proceeding based on the Revolving Credit Collateral Agent or the Revolving Credit Claimholders claiming a lack of adequate protection in any form; provided that if the Revolving Credit Collateral Agent is granted adequate protection in the form of additional or replacement collateral, the Fixed Asset Collateral Agent and the Fixed Asset Claimholders may seek or request adequate protection in the form of Lien on such additional or replacement collateral; it being understood and agreed that (1) if such additional or replacement collateral shall also constitute Fixed Asset Priority Collateral, the Lien on such additional or replacement collateral in favor of the Revolving Credit Collateral Agent shall be subordinate to the Lien on such additional or replacement collateral in favor of the Fixed Asset Collateral Agent and (2) if such additional or replacement collateral shall also constitute ABL Collateral, the Lien on such additional or replacement collateral in favor of the Revolving Credit Collateral Agent shall be senior to the Lien on such additional or replacement collateral in favor of the Fixed Asset Collateral Agent, in each case with respect to the foregoing clauses (1) and (2), to the extent required by this Agreement.

(b) The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the Fixed Asset Collateral Agent for adequate protection with respect to the Fixed Asset Priority Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Fixed Asset Collateral and (B) if such additional assets or property shall also constitute ABL Collateral, (i) a Lien shall also have been created in favor of the Revolving Credit Claimholders in respect of such Collateral and (ii) the Lien in favor of the Fixed Asset Claimholders shall be subordinated to the Lien in favor of the Revolving Credit Claimholders to the extent set forth in this Agreement; or

(2) any objection by the Fixed Asset Collateral Agent to any motion, relief, action or proceeding based on the Fixed Asset Collateral Agent claiming a lack of adequate protection in any form; provided that if the Fixed Asset Collateral Agent is granted adequate protection in the form of additional or replacement collateral, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may seek or request adequate protection in the form of Lien on such additional or replacement collateral; it being understood and agreed that (1) if such additional or replacement collateral shall also constitute ABL Collateral, the Lien on such additional or replacement collateral in favor of the Fixed Asset Collateral Agent shall be subordinate to the Lien on such additional or replacement collateral in favor of the Revolving Credit Collateral Agent and (2) if such additional or replacement collateral shall also constitute Fixed Asset Priority Collateral, the Lien on such additional or replacement collateral in favor of the Fixed Asset Collateral Agent shall be senior to the Lien on such additional or replacement collateral in favor of the Revolving Credit Collateral Agent, in each case with respect to the foregoing clauses (1) and (2), to the extent required by this Agreement.

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the Revolving Credit Claimholders (or any subset thereof) are granted adequate protection with respect to the ABL Collateral in the form of additional or replacement collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted ABL Collateral) in connection with any Cash Collateral use or Revolving DIP Financing, then the Fixed Asset Collateral Agent, on behalf of itself or any of the Fixed Asset Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing and granted as adequate protection for the Revolving Credit Obligations and such Cash Collateral use or Revolving DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Fixed Asset Collateral Agent on ABL Collateral;

(2) if the Fixed Asset Claimholders (or any subset thereof) are granted adequate protection with respect to the Fixed Asset Priority Collateral in the form of additional or replacement collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Fixed Asset Priority Collateral) in connection with any Cash Collateral use or Fixed Asset DIP Financing, then the Revolving Credit Collateral Agent, on behalf of itself or any of the Revolving Credit Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional or replacement collateral, which Lien will be subordinated to the Liens securing the Fixed Asset Obligations and such Cash Collateral use or Fixed Asset DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Revolving Credit Collateral Agent on Fixed Asset Priority Collateral;

(3) in the event the Revolving Credit Collateral Agent, on behalf of itself or any of the Revolving Credit Claimholders, seeks or requests adequate protection in respect of ABL Collateral and such adequate protection is granted in the form of additional or replacement collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted ABL Collateral), then the Revolving Credit Collateral Agent, on behalf of itself and any of the Revolving Credit Claimholders, agrees that the Fixed Asset Collateral Agent shall also be granted a Lien on the same additional or replacement collateral as adequate protection for the Fixed Asset Obligations, and the Fixed Asset Collateral Agent, on behalf of itself and any of the Fixed Asset Claimholders, agrees that any Lien on such additional or replacement collateral securing or granted as adequate protection for the Fixed Asset Obligations shall be subordinated to the Liens on such collateral securing the Revolving Credit Obligations and to any other Liens granted to the Revolving Credit Claimholders as adequate protection with respect to the ABL Collateral, all on the same basis as the other Liens of the Fixed Asset Collateral Agent on ABL Collateral; and

(4) in the event the Fixed Asset Collateral Agent, on behalf of itself or any of the Fixed Asset Claimholders, seeks or requests adequate protection in respect of Fixed Asset Priority Collateral and such adequate protection is granted in the form of additional or replacement collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Fixed Asset Priority Collateral), then the Fixed Asset Collateral Agent, on behalf of itself and any of the Fixed Asset Claimholders, agrees that the Revolving Credit Collateral Agent may also be granted a Lien on the same additional or replacement collateral as security for the Revolving Credit Obligations, and the Revolving Credit Collateral Agent, on behalf of itself and any of the Revolving Credit Claimholders, agrees that any Lien on such additional or replacement collateral securing the Revolving Credit Obligations shall be subordinated to the Liens on such collateral securing the Fixed Asset Obligations and to any other Liens granted to the Fixed Asset Claimholders as adequate protection with respect to the Fixed Asset Priority Collateral, all on the same basis as the other Liens of the Revolving Credit Collateral Agent on Fixed Asset Priority Collateral.

(d) Except as otherwise expressly set forth in this Section 6 or in connection with the exercise of remedies with respect to (i) the ABL Collateral, nothing herein shall limit the rights of the Fixed Asset Collateral Agent or the Fixed Asset Claimholders to seek adequate protection with respect to their rights in the Fixed Asset Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Fixed Asset Priority Collateral, nothing herein shall limit the rights of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4. Avoidance Issues.  If any Revolving Credit Claimholder or Fixed Asset Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of Revolving Credit Obligations or the Fixed Asset Obligations, as the case may be (a “Recovery”), then such Revolving Credit Claimholders or Fixed Asset Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or the Fixed Asset Obligations, as the case may be, with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5. Post-Petition Interest.

(a) Neither the Fixed Asset Collateral Agent nor any Fixed Asset Claimholder shall oppose or seek to challenge any claim by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Fixed Asset Collateral Agent on behalf of the Fixed Asset Claimholders on the Collateral.

(b) Neither the Revolving Credit Collateral Agent nor any other Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Fixed Asset Collateral Agent or any Fixed Asset Claimholder for allowance in any Insolvency or Liquidation Proceeding of Fixed Asset Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any Fixed Asset Claimholder’s claim, without regard to the existence of the Lien of the Revolving Credit Collateral Agent on behalf of the Revolving Credit Claimholders on the Collateral.

6.6. Waiver – 1111(b)(2) Issues.

(a) The Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, waives any claim it may hereafter have against any Revolving Credit Claimholder arising out of the election of any Revolving Credit Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or out of any grant of a security interest in connection with the ABL Collateral in any Insolvency or Liquidation Proceeding.

(b) The Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, waives any claim it may hereafter have against any Fixed Asset Claimholder arising out of the election of any Fixed Asset Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law) or out of any grant of a security interest in connection with the Fixed Asset Priority Collateral in any Insolvency or Liquidation Proceeding.

6.7. Separate Grants of Security and Separate Classification.

(a) The Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, and the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, acknowledge and agree that the grants of Liens pursuant to the Revolving Credit Collateral Documents and the Fixed Asset Collateral Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Fixed Asset Obligations are fundamentally different from the Revolving Credit Obligations and must be separately classified in any plan of reorganization or similar dispositive plan or arrangement proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding.  In furtherance of the foregoing, the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, and the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agree that the Fixed Asset Claimholders and the Revolving Credit Claimholders will vote and otherwise be treated as separate classes in connection with any plan of reorganization or similar dispositive plan or arrangement in any Insolvency or Liquidation Proceeding and that no Collateral Agent nor any Claimholder will seek to vote with the other as a single class in connection with any plan of reorganization or similar dispositive plan or arrangement in any Insolvency or Liquidation Proceeding, or vote in a manner that is otherwise in accordance with this Agreement.

(b) To further effectuate the intent of the parties as provided in this Section 6.7, if it is held that the claims of the Fixed Asset Claimholders and the Revolving Credit Claimholders in respect of the Fixed Asset Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims with respect to such Fixed Asset Collateral), then the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, and the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby acknowledge and agree that, subject to Sections 2.1 and 4.1, all distributions from the Fixed Asset Collateral shall be made as if there were separate classes of senior and junior allowed secured claims against the Grantors in respect of the Fixed Asset Collateral (with the effect being that, to the extent that the aggregate value of the Fixed Asset Collateral is sufficient (for this purpose ignoring all claims held by the Revolving Credit Claimholders), the Fixed Asset Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Fixed Asset Documents, arising from or related to a default, regardless of whether any claim therefor is allowed or allowable in any Insolvency or Liquidation Proceeding) before any distribution is made from the Fixed Asset Priority Collateral in respect of the claims held by the Revolving Credit Claimholders, with the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby acknowledging and agreeing to turn over to the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, amounts otherwise received or receivable by them from the Fixed Asset Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Revolving Credit Claimholders.

(c) To further effectuate the intent of the parties as provided in this Section 6.7, if it is held that the claims of the Fixed Asset Claimholders and the Revolving Credit Claimholders in respect of the Revolving Credit Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims with respect to such Revolving Credit Collateral), then the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, and the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby acknowledge and agree that, subject to Sections 2.1 and 4.1, all distributions from the Revolving Credit Collateral shall be made as if there were separate classes of senior and junior allowed secured claims against the Grantors in respect of the Revolving Credit Collateral (with the effect being that, to the extent that the aggregate value of the Revolving Credit Collateral is sufficient (for this purpose ignoring all claims held by the Fixed

Asset Claimholders), the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Revolving Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made from the Revolving Credit Collateral in respect of the claims held by the Fixed Asset Claimholders, with the Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders, hereby acknowledging and agreeing to turn over to the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, amounts otherwise received or receivable by them from the Revolving Credit Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Fixed Asset Claimholders.

(d) Notwithstanding anything in the foregoing to the contrary, the Fixed Asset Collateral Agent and the Fixed Asset Claimholders, on the one hand, and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the other hand, shall retain the right to vote and otherwise act in any Insolvency or Liquidation Proceeding (including the right to vote to accept or reject any plan of reorganization or arrangement) to the extent not inconsistent with the provisions hereof.

6.8. Enforceability and Continuing Priority.  This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement (including, without limitation, Section 2.1 hereof) are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law).

6.9. Sales.  Subject to Sections 3.1(c)(5) and 3.2(c)(5) and 3.3, each Collateral Agent agrees that it will consent, and will not object or oppose, or support any party in opposing, a motion to sell or otherwise dispose of any Priority Collateral of the other party free and clear of any Liens or other claims under Section 363 of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law) if the requisite Revolving Credit Claimholders under the Revolving Credit Agreement or Fixed Asset Claimholders under the applicable Fixed Asset Documents, as the case may be, have consented to such disposition of their respective Priority Collateral, such motion does not impair, subject to the priorities set forth in this Agreement, the rights of such party under Section 363(k) of the Bankruptcy Code, or any similar Bankruptcy Law (so long as the right of any Fixed Asset Claimholder to offset its claim against the purchase price for any ABL Collateral exists only after the Revolving Credit Obligations have been paid in full in cash, and so long as the right of any Revolving Credit Claimholder to offset its claim against the purchase price for any Fixed Asset Priority Collateral exists only after the Fixed Asset Obligations have been paid in full in cash), and the terms of any proposed order approving such transaction provide for the respective Liens to attach to the proceeds of the Priority Collateral that is the subject of such disposition, subject to the Lien priorities in Section 2.1 and the other terms and conditions of this Agreement and further provided that such party may assert any objection to such proposed sale or disposition that may be raised by an unsecured creditor of the Grantors.  Each of the Fixed Asset Collateral Agent and the Revolving Credit Collateral Agent further agrees that it will not oppose, or support any party in opposing, the right of the other party to credit bid under Section 363(k) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law).

SECTION 7. Reliance; Waivers, Etc.

7.1. Reliance.  Other than any reliance on the terms of this Agreement, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under its Revolving Credit Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on the Fixed Asset Collateral Agent or any Fixed Asset Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Agreement or this Agreement.  Other than any reliance on the terms of this Agreement, the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, acknowledges that it and the Fixed Asset Claimholders have, independently and without reliance on the Revolving Credit Collateral Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Fixed Asset Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Fixed Asset Documents or this Agreement.

7.2. No Warranties or Liability.  The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Documents, acknowledges and agrees that no Fixed Asset Collateral Agent nor any Fixed Asset Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Fixed Asset Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided in this Agreement, the Fixed Asset Collateral Agent and the Fixed Asset Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Fixed Asset Documents in accordance with law and the Fixed Asset Documents, as they may, in their sole discretion, deem appropriate.  The Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, acknowledges and agrees that neither the Revolving Credit Collateral Agent nor any Revolving Credit Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Revolving Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided in this Agreement, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Documents in accordance with law and the Revolving Credit Documents, as they may, in their sole discretion, deem appropriate.  No Fixed Asset Collateral Agent nor any Fixed Asset Claimholders shall have any duty to the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have no duty to the Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Documents and the Fixed Asset Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3. No Waiver of Lien Priorities.

(a) No right of the Collateral Agents, the Revolving Credit Claimholders or the Fixed Asset Claimholders to enforce any provision of this Agreement or any Revolving Credit Document or Fixed Asset Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Collateral Agents, Revolving Credit Claimholders or Fixed Asset Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Documents or any of the Fixed

Asset Documents, regardless of any knowledge thereof which the Collateral Agents or the Revolving Credit Claimholders or Fixed Asset Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Documents and Fixed Asset Documents and subject to the provisions of Sections 2.3, 2.4 and 5.3), the Collateral Agents, the Revolving Credit Claimholders and the Fixed Asset Claimholders may, at any time and from time to time in accordance with the Revolving Credit Documents and Fixed Asset Documents and/or applicable law, without the consent of, or notice to, the other Collateral Agent or the Revolving Credit Claimholders or the Fixed Asset Claimholders (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agents or any rights or remedies under any of the Revolving Credit Documents or the Fixed Asset Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

(c) Except as otherwise provided herein, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, also agrees that the Fixed Asset Claimholders and the Fixed Asset Collateral Agent shall have no liability to the Revolving Credit Collateral Agent or any Revolving Credit Claimholders, and the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby waives any claim against any Fixed Asset Claimholder or the Fixed Asset Collateral Agent, arising out of any and all actions which the Fixed Asset Claimholders or the Fixed Asset Collateral Agent may take or permit or omit to take with respect to:

(1) the Fixed Asset Documents;

(2) the collection of the Fixed Asset Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Fixed Asset Priority Collateral.

The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Fixed Asset Claimholders and the Fixed Asset Collateral Agent have no duty to them in respect of the maintenance or preservation of the Fixed Asset Priority Collateral, the Fixed Asset Obligations or otherwise.

(d) Except as otherwise provided herein, the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, also agrees that the Revolving Credit Claimholders and the Revolving Credit Collateral Agent shall have no liability to the Fixed Asset Collateral Agent or any Fixed Asset Claimholders, and the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, hereby waives any claim against any Revolving Credit Claimholder or the Revolving Credit Collateral Agent, arising out of any and all actions which the Revolving Credit Claimholders or the Revolving Credit Collateral Agent may take or permit or omit to take with respect to:

(1) the Revolving Credit Documents;

(2) the collection of the Revolving Credit Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any ABL Collateral.

The Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, agrees that the Revolving Credit Claimholders and the Revolving Credit Collateral Agent have no duty to them in respect of the maintenance or preservation of the ABL Collateral, the Revolving Credit Obligations or otherwise.

(e) Until the Discharge of Fixed Asset Obligations, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Fixed Asset Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(f) Until the Discharge of Revolving Credit Obligations, the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4. Obligations Unconditional.  All rights, interests, agreements and obligations of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders and the Fixed Asset Collateral Agent and the Fixed Asset Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Revolving Credit Documents or any Fixed Asset Documents;

(b)           except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Fixed Asset Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Document or any Fixed Asset Document;

(c)           except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Fixed Asset Obligations or any guaranty thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the any Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving Credit Collateral Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Fixed Asset Collateral Agent, the Fixed Asset Obligations or any Fixed Asset Claimholder in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1. Conflicts; Term Intercreditor Agreement.  In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Document or any Fixed Asset Document, the provisions of this Agreement shall govern and control.  The Revolving Credit Collateral Agent hereby acknowledges and agrees that, for the avoidance of doubt, immediately upon the effectiveness of this Agreement, (a) all references in the Revolving Credit Agreement or any other Revolving Credit Document to the “Term Intercreditor Agreement” shall mean and be a reference to this Agreement and (b) that certain Intercreditor Agreement, dated as of April 16, 2013, among the Borrower, Holdings, the other Guarantors, the Revolving Credit Collateral Agent and Bank of America, N.A., as Term Agent, has terminated and is of no further force or effect.

8.2. Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the Revolving Credit Claimholders and Fixed Asset Claimholders may continue, at any time and without notice to any Collateral Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon.  Each of the Collateral Agents, on behalf of itself and the Revolving Credit Claimholders or the Fixed Asset Claimholders, as the case may be, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Consistent with, but not in limitation of, the preceding sentence, each Collateral Agent, on behalf of the applicable Claimholders, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code (or any similar provision of other applicable Bankruptcy Law).  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)           with respect to the Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, on the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Claimholders under Section 6.4; and

(b)           with respect to the Fixed Asset Collateral Agent, the Fixed Asset Claimholders and the Fixed Asset Obligations, on the date of the Discharge of Fixed Asset Obligations, subject to the rights of the Fixed Asset Claimholders under Section 6.4.

8.3. Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Fixed Asset Collateral Agent or the Revolving Credit Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that such amendment, modification or waiver (i) adversely affects or impairs its rights hereunder, under the Fixed Asset Documents or under the Revolving Credit Documents or (ii) imposes any additional obligation or liability upon it.

8.4. Information Concerning Financial Condition of the Grantors and their Subsidiaries.    Neither the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, nor the Fixed Asset Collateral Agent and the Fixed Asset Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Fixed Asset Obligations or any other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Fixed Asset Obligations or otherwise.  In the event that either the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, on the one hand, or the Fixed Asset Collateral Agent and the Fixed Asset Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a)           to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)           to provide any additional information or to provide any such information on any subsequent occasion;

(c)           to undertake any investigation; or

(d)           to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Fixed Asset Claimholders or the Fixed Asset Collateral Agent pays over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Fixed Asset Claimholders and Fixed Asset Collateral Agent shall be subrogated to the rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders; provided, however, that, the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred.  The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Fixed Asset Collateral Agent or the Fixed Asset Claimholders that are paid over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce any of the Fixed Asset Obligations.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the Revolving Credit Claimholders or the Revolving Credit Collateral Agent pays over to the Fixed Asset Collateral Agent or the Fixed Asset Claimholders under the terms of this Agreement, the Revolving Credit Claimholders and the Revolving Credit Collateral Agent shall be subrogated to the rights of the Fixed Asset Collateral Agent and the Fixed Asset Claimholders; provided, however, that, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Fixed Asset Obligations has occurred.  The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders that are paid over to the Fixed Asset Collateral Agent or the Fixed Asset Claimholders pursuant to this Agreement shall not reduce any of the Revolving Credit Obligations.

8.6. SUBMISSION TO JURISDICTION, WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND

(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING

CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT DOCUMENT OR FIXED ASSET DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.7. Notices.  All notices to the Fixed Asset Claimholders and the Revolving Credit Claimholders permitted or required under this Agreement shall also be sent to the Fixed Asset Collateral Agent and the Revolving Credit Collateral Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on Exhibit A hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Each Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods, provided, however, that each Collateral Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If any other party hereto elects to give a Collateral Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and such Collateral Agent in its discretion elects to act upon such instructions, such Collateral Agent’s understanding of such instructions shall be deemed controlling absent manifest error. Each Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from such Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The other parties hereto agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to any Collateral Agent, including without limitation the risk of such Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

8.8. Further Assurances.  The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Documents, and the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders under the Fixed Asset Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Borrower, Revolving Credit Collateral Agent or the Fixed Asset Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9. APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10. Binding on Successors and Assigns.  This Agreement shall be binding upon the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Fixed Asset Collateral Agent, the Fixed Asset Claimholders and their respective successors and assigns.

8.11. Specific Performance.  Each of the Revolving Credit Collateral Agent and the Fixed Asset Collateral Agent may demand specific performance of this Agreement.  The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, and the Fixed Asset Collateral Agent, on behalf of itself and the Fixed Asset Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Fixed Asset Collateral Agent or the Fixed Asset Claimholders or the Revolving Credit Collateral Agent or the Revolving Credit Claimholders, as the case may be.

8.12. Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14. Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15. No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Collateral Agents, the Revolving Credit Claimholders and the Fixed Asset Claimholders.  Nothing in this Agreement shall impair, as between the Grantors and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, or as between the Grantors and the Fixed Asset Collateral Agent and the Fixed Asset Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Documents and the Fixed Asset Documents, respectively.

8.16. Provisions to Define Relative Rights.  The provisions of this Agreement are and are intended for the purpose of defining the relative rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders on the one hand and the Fixed Asset Collateral Agent and the Fixed Asset Claimholders on the other hand.  Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations and the Fixed Asset Obligations as and when the same shall become due and payable in accordance with their terms.

8.17. Regarding the Fixed Asset Collateral Agent.  BNY Mellon has entered into this Agreement in its capacity as Fixed Asset Collateral Agent under the Fixed Asset Documents to which it is party and shall be entitled, in connection with the exercise of its rights and performance of its duties thereunder and as Fixed Asset Collateral Agent hereunder, to all protections, immunities and exculpations available to it under the Indenture, all of which are incorporated by reference herein, mutais mutandis.

8.18. Regarding the Collateral Agents.  In no event shall any Collateral Agent be responsible or liable for (i) special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action or (ii) any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that such Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Fixed Asset Collateral Agent THE BANK OF NEW YORK MELLON, as Fixed Asset Collateral Agent

By:	/s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President

[Intercreditor Agreement]

Revolving Credit Collateral Agent BANK OF AMERICA, N.A., as Revolving Credit Collateral Agent

By:	/s/ Robert Q. Mahoney
Name: Robert Q. Mahoney
Title: Vice President

[Intercreditor Agreement]

Acknowledged and Agreed to by: The Borrower CENVEO CORPORATION

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

The Guarantors

CENVEO, INC.
CENVEO COMMERCIAL OHIO, LLC
CNMW INVESTMENTS, INC.
CENVEO GOVERNMENT PRINTING, INC.
CENVEO SERVICES, LLC
DISCOUNT LABELS, LLC
CENVEO OMEMEE LLC
COLORHOUSE CHINA, INC.
RX JV HOLDING, INC.
CRX JV, LLC
CRX HOLDING, INC.
RX TECHNOLOGY CORP.
CADMUS PRINTING GROUP, INC.
CADMUS FINANCIAL DISTRIBUTION, INC.
GARAMOND/PRIDEMARK PRESS, INC.
WASHBURN GRAPHICS, INC.
CADMUS JOURNAL SERVICES, INC.
CADMUS DELAWARE, INC.
CADMUS UK, INC.
EXPERT GRAPHICS, INC.
CADMUS MARKETING GROUP, INC.
CADMUS MARKETING, INC.
CADMUS/O’KEEFE MARKETING, INC.
OLD TSI, INC.
PORT CITY PRESS, INC.
CADMUS INTERNATIONAL HOLDINGS, INC.
CDMS MANAGEMENT, LLC
MADISON/GRAHAM COLORGRAPHICS, INC.
VSUB HOLDING COMPANY

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

[Intercreditor Agreement]

VAUGHAN PRINTERS INCORPORATED
MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.
COMMERCIAL ENVELOPE MANUFACTURING CO. INC.
CENVEO CEM, INC.
CENVEO CEM, LLC
REX 2010, LLC
136 EASTPORT ROAD, LLC
LIGHTNING LABELS, LLC
NASHUA CORPORATION
NASHUA INTERNATIONAL, INC.
IMPAXX, INC.
CMS GILBRETH PACKAGING SYSTEMS, INC.
ENVELOPE PRODUCT GROUP, LLC
CENVEO MCLAREN MORRIS AND TODD COMPANY

By:	/s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

[Intercreditor Agreement]

Exhibit A

Notice Addresses

Fixed Asset Collateral Agent:

The Bank of New York Mellon
Corporate Trust
101 Barclay Street, 7 West
New York, NY 10286
Fascimile: (212) 815-5704

Revolving Credit Collateral Agent:

Mr. Robert Mahoney
Bank of America, N.A.
BABC Loans – 140/EAST DIVISION
185 Asylum St.
Hartford, Connecticut  06103
Email:  robert.mahoney@baml.com

Grantors:

Chief Financial Officer
Cenveo Corporation
One Canterbury Green
One Broad St.
Stamford, Connecticut  06901
Email:  Scott.Goodwin@cenveo.com

A-1